Exhibit 99.1 (c) 6

TechRx Incorporated

Consolidated Statements of Stockholders' Equity

Years ended June 30, 2000 and 1999

	Common Stock		Preferred	Additional Paid-In	Warrants	Retained
	Shares	Value	Stock	Capital	Outstanding	Earnings	Total
Balance June 30, 1998	1,771	$1,771	$—	$—	$—	$964,984	$966,755
Reverse stock split	(771)	(771)	—	771	—	—	—
Nine Thousand-to-one stock split effected in the form of a stock dividend, paid February 1, 2000	8,999,000	8,000	—	(8,000)	—	—	—
Issuance of common stock	1,195,000	1,195	—	383,805	—	—	385,000
Net proceeds from private placement	3,973,500	3,974	—	3,066,382	—	—	3,070,356
Net loss	—	—	—	—	—	(1,033,416)	(1,033,416)

Balance June 30, 1999, as restated	14,168,500	14,169	—	3,442,958	—	(68,432)	3,388,695
Shares issued in conjunction with Condor acquisition	4,000,000	4,000	—	3,996,000	—	—	4,000,000
Conversion of common stock to preferred stock	(6,973,500)	(6,974)	3,070,000	(3,063,026)	—	—	—
Issuance of preferred stock	—	—	2,783,338	—	—	—	2,783,338
Accretion of preferred stock issuance costs	—	—	72,220	—	—	(72,220)	—
Exercise of stock options	113,268	114	—	24,749	—	—	24,863
Warrants issued	—	—	—	—	140,145	—	140,145
Preferred dividends	—	—	186,000	—	—	(186,000)	—
Net loss	—	—	—	—	—	(3,857,716)	(3,857,716)

Balance June 30, 2000	$11,308,268	$11,309	$6,111,558	$4,400,681	$140,145	$(4,184,368)	$6,479,325

See accompanying notes.